Exhibit 3.2

BYLAWS

OF

CSX CORPORATION
(Amended as of December 8, 2004)

ARTICLE I

Shareholders’ Meeting

     SECTION 1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held on such date in March, April, May or June as the Board of Directors (hereinafter sometimes the “Board”) may designate, either within or without the Commonwealth of Virginia.

     SECTION 2. Special Meetings. Special meetings of the shareholders may be called from time to time by a majority of the Board of Directors or the Chairman of the Board. Special meetings shall be held solely for the purposes specified in the notice of meeting.

     SECTION 3. Time and Place. The time and place of each meeting of the shareholders shall be stated in the notice of the meeting.

     SECTION 4. Quorum and Voting. The holders of a majority of the votes entitled to be cast on any matter, present in person or represented by proxy, shall constitute a quorum as to that matter at any meeting of the shareholders. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time until a quorum is obtained by (a) the chairman of such meeting or (b) a majority of the shares present in person or represented by proxy. No additional notice of the meeting shall be required other than by announcement at the meeting unless a new record date is fixed pursuant to Section 8. Unless otherwise provided in the Articles of Incorporation of the Corporation, each shareholder shall be entitled to one vote in person or by proxy for each share entitled to vote then outstanding and registered in his or her name on the books of the Corporation.

     SECTION 5. Written Authorization. A shareholder or a shareholder’s duly authorized attorney-in-fact may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the shareholder or such shareholder’s duly authorized attorney-in-fact or authorized officer, director, employee or agent signing such writing or causing such shareholder’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

     SECTION 6. Electronic Authorization. The President or the Corporate Secretary may approve procedures to enable a shareholder or a shareholder’s duly authorized attorney-in-fact to authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, telephone transmission or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the inspectors of election can determine that the transmission was authorized by the shareholder or the shareholder’s duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 6 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     SECTION 7. Notice of Meeting. Except as otherwise required by the laws of the Commonwealth of Virginia, notice shall be delivered by the Corporation not less than 10 days nor more than 60 days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Notice of meetings may be waived in accordance with law. Any previously scheduled meeting of the shareholders may be postponed, by resolution of the Board of Directors at any time prior to the time previously scheduled for such meeting of shareholders.

     (b) Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation, under any provision of the Virginia Stock Corporation Act, the Articles of Incorporation or these Bylaws, shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Corporate Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this paragraph shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting when such notice is directed to the record address of the shareholder or to such other address at which the shareholder has consented to receive notice, upon the later of such posting or the giving of such separate notice; and (4) if by any other form of electronic transmission, when consented to by the shareholder.

     SECTION 8. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     SECTION 9. Conduct of Meeting. The Chairman of the Board shall preside over all meetings of the shareholders. If he or she is not present, or if there is none in office, the President shall preside. If the Chairman of the Board and the President are not present, a Vice President shall preside, or, if none be present, a chairman shall be elected by the meeting. The Corporate Secretary shall act as secretary of the meeting, if he or she is present. If he or she is not present, the chairman shall appoint a secretary of the meeting. The chairman of the meeting, at his or her discretion, may adjourn the meeting from time to time, whether or not there is a quorum, and may determine the date, time and place that a meeting so adjourned is to reconvene. The chairman of the meeting shall prescribe rules of procedure for the meeting and shall determine the time reasonably allotted to each speaker at the meeting.

     SECTION 10. Inspectors. An appropriate number of inspectors for any meeting of shareholders may be appointed by the chairman of such meeting. Inspectors so appointed, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

     SECTION 11. Advance Notice of Nominations and Shareholder Business.

          (a) Annual Meetings of Shareholders.

               (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who was a shareholder of record of the Corporation who is entitled to vote at the meeting at the time the notice provided for in this Section 11 is delivered to the Corporate Secretary of the Corporation and who complies with the notice procedures set forth in this Section 11.

               (ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(i) of this Section 11, the shareholder must have given timely notice thereof in writing to the Corporate Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to the Corporate Secretary at the principal office of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period, or extend any time period, for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise, required in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to being named in the proxy statement as a nominee and to serving as such a director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner, (3) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

               (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least

100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 11 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Corporate Secretary at the principal office of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

          (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 11 is delivered to the Corporate Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (a)(ii) of this Section 11 is delivered to the Corporate Secretary at the principal office of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting, and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period, or extend any time period, for giving of a shareholder’s notice as described above.

          (c) General.

               (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible at an annual or special meeting of shareholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee or proposal in compliance with such shareholder’s representation as required by clause (a)(ii)(C) of this Section 11) and (B) to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 11, if the shareholder (or a designated representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

               (ii) For purposes of this Section 11, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

               (iii) Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any class or series of preferred stock to elect directors pursuant to any applicable provisions of the Articles of Incorporation.

ARTICLE II

Board of Directors

     SECTION 1. General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

     SECTION 2. Number and Election. The Board of Directors shall be elected at the annual meeting of the shareholders or at any special meeting held in lieu thereof. The number of Directors shall be 11. This number may be increased or decreased at any time by amendment of these Bylaws, but shall never be a number less than four. No person shall be eligible for election as a Director, nor shall any Director be eligible for reelection, if he or she shall have reached the age of 70 years at the time of such election or reelection, except that the Board, in its sole discretion, may waive such ineligibility for a period not to exceed one year. Directors who are or have been employees of the Corporation or its affiliates, including current or former Chief Executive Officers, shall retire from the Board immediately upon leaving active service, or reaching age 65, whichever occurs first, except that the Board, in its sole discretion, may extend the eligibility of the Chairman of the Board to continue as a Director and, in its discretion, also as Chairman of the Board for up to two years after leaving active service.

     SECTION 3. Quorum. A majority of the Directors shall constitute a quorum. Less than a quorum may adjourn the meeting to a fixed time and place, no further notice of any adjourned meeting being required.

     SECTION 4. Removal and Vacancies. The shareholders at any meeting called for such purpose, by a vote of the holders of a majority of all the shares of capital stock at the time outstanding and having voting power, may remove any Director, with or without cause, and fill any vacancy. Vacancies arising among the Directors, including a vacancy resulting from an increase by the Board of Directors in the number of directors, so long as the increase so created is not more than 30 percent of the number of Directors then authorized to serve on the Board, may be filled by the remaining Directors, though less than a quorum of the Board, unless sooner filled by the shareholders. The term of office of any Director so elected by the Board of Directors shall expire at the next shareholders’ meeting at which Directors are elected.

     SECTION 5. Meetings and Notices. Regular meetings of the Board of Directors shall be held on such dates, at such places and at such times as the Board of Directors may from time to time designate. Special meetings of the Board of Directors may be held at any place and at any time upon the call of the Chairman of the Board, or of any three members of the Board of Directors.

          (b) Notice of any meetings shall be given by mailing or delivering such notice to each Director at the Director’s residence or business address or by telephone or electronic transmission as set forth in this Section 5(b) not less than 24 hours before the meeting. Notice of the date, time, place or purpose of a regular or special meeting of the Board of Directors may be given by a form of electronic transmission consented to by the Director to whom the notice is given. Any such consent of a Director shall be revocable by the Director by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Corporate Secretary or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission shall be deemed given: (a) if by facsimile telecommunication, when directed to a number at which the Director has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the Director has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the Director of such specific posting when such notice is directed to an address at which the Director has consented to receive notice, upon the later of such posting or the giving of such separate notice; and (d) if by any other form of electronic transmission, when consented to by the Director. Any notice shall state the time and place of the meeting. Meetings may be held without notice if all of the Directors are present or those not present waive notice before or after the meeting.

          (c) Any action required to be taken at a meeting of the Board may be taken without a meeting if a consent in writing setting forth the action to be taken, shall be signed by all the Directors in counterpart or otherwise and filed with the Corporate Secretary. Such consent shall have the same force and effect as a unanimous vote. For purposes of this Section 5(c), such written consent and the signing thereof may be accomplished by one or more electronic transmissions.

          (d) Any action required to be taken at a meeting of the Board may be taken by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

     SECTION 6. Compensation. By resolution of the Board, Directors may be compensated for services as Directors. Nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

ARTICLE III

Committees

     SECTION 1. Executive Committee. The Board of Directors may designate an Executive Committee. The Chairman of the Board of Directors shall be the Chairman of the Executive Committee, which shall consist of three or more Directors. The Executive Committee shall have and may exercise all the authority of the Board of Directors, except as may be prohibited by Section 13.1-689 of the Virginia Stock Corporation Act, as it may from time to time be amended. The Executive Committee shall keep a full and accurate record of its proceedings at each meeting and report the same at the next meeting of the Board. In the absence of the Chairman of the Executive Committee, an acting chairman shall be designated by the Executive Committee to preside at such meeting.

     SECTION 2. Compensation Committee. The Board of Directors, at its regular annual meeting, shall designate a Compensation Committee, which shall consist of three or more Directors each of whom shall satisfy the independence requirements of The New York Stock Exchange (the “NYSE”) and the Securities and Exchange Commission (“SEC”) as then in effect and applicable to the Corporation. The responsibilities of the Compensation Committee shall be set forth in the Committee’s Charter as approved by the Board of Directors.

     The Compensation Committee shall fix its own rules of procedure. The Committee shall keep minutes of its meetings, and all action taken by it shall be reported to the Board of Directors.

     SECTION 3. Audit Committee. The Board of Directors, at its regular annual meeting, shall designate an Audit Committee, which shall consist of three or more Directors each of whom shall satisfy the independence requirements of the NYSE and the SEC, as then in effect and applicable to the Corporation. The responsibilities of the Audit Committee shall be set forth in the Committee’s Charter as approved by the Board of Directors.

     The Committee shall fix its own rules of procedure. The Committee shall keep minutes of all of its meetings and all action taken by it shall be reported to the Board of Directors.

     SECTION 4. Governance Committee. The Board of Directors, at its regular annual meeting, shall designate a Governance Committee, which shall consist of three or more Directors each of whom shall satisfy the independence requirements of the NYSE and the SEC, as then in effect and applicable to the Corporation. The responsibilities of the Governance Committee shall be set forth in the Committee’s Charter as approved by the Board of Directors.

     The Committee shall fix its own rules of procedure. The Committee shall keep minutes of all of its meetings and all action taken by it shall be reported to the Board of Directors.

     SECTION 5. Other Committees. The Board of Directors may establish such other committees as it deems appropriate, each committee consisting of at least two Directors whose designation and terms of office shall be by resolution of the Board.

     SECTION 6. Committee Meetings. Meetings of a committee may be called at any time by the Chairman of such committee or by a majority of the members of such committee. Notice of any meeting shall be given in the manner provided by Section 5 of Article II. Meetings may be held without notice if all of the members of the committee are present or those not present waive notice before or after the meeting. Action may be taken by a committee without a meeting or at a meeting established by means of conference telephone or similar communications equipment in the manner provided by Section 5 of Article II.

     SECTION 7. Quorum. A majority of the members of any committee shall constitute a quorum for the transaction of business, and the affirmative vote of the majority of those present shall be necessary for any action by a committee. In the absence of the chairman of a committee, the acting chairman shall be designated by the remaining members of the committee to preside at such meeting.

     SECTION 8. Term of Office. Members of any committee shall be designated as above provided and shall hold office until their successors are designated by the Board of Directors or until such committee is dissolved by the Board of Directors.

     SECTION 9. Resignation and Removal. Any member of a committee may resign at any time by giving written notice of his intention to do so to the Chairman of the Board or the Corporate Secretary, or may be removed, with or without cause, at any time by the Board of Directors.

     SECTION 10. Vacancies. Any vacancy occurring in a committee resulting from any cause whatever shall be filled by a majority of the number of Directors fixed by these Bylaws.

ARTICLE IV

Officers

     SECTION 1. Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Corporate Secretary, a Treasurer, and such other officers (including, without limitation, a Chief Financial Officer and a Chief Legal Officer) as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof or the Chairman of the Board. The Board may from time to time elect, or the Chairman of the Board may appoint, such other officers (including, without limitation, one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation.

Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee or by the Chairman of the Board, as the case may be. Any person may be elected to more than one office.

     SECTION 2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the shareholders. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, but any officer may be removed from office at any time by the Board of Directors or, except in the case of any officer or agent elected by the Board, by the Chairman of the Board. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

     SECTION 3. Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors, a committee of the Board or the Chairman of the Board. The Board of Directors may require any officer to give such bond for the faithful performance of his or her duties as the Board may see fit.

     SECTION 4. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors and shall be the Chief Executive Officer of the Corporation. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his or her office that may be required by law and all such other duties as are properly required of him or her by the Board of Directors. The Chairman of the Board may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. He or she shall make reports to the Board of Directors and the shareholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chairman, and any person acting in his or her stead shall, at all times and so long as the Corporation engages in business for which it must qualify as a citizen of the United States under Section 2 of the Shipping Act of 1916, as amended, or any other or successor statutory provision, be a citizen of the United States.

     SECTION 5. President. The President shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of shareholders and of the Board. The President may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or the Chairman of the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. The President, and any person acting in his stead, shall, at all times and so long as the Corporation engages in business for which it must qualify as a citizen of the United States under Section 2 of the Shipping Act of 1916, as amended, or any other or successor statutory provision, be a citizen of the United States.

     SECTION 6. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Chairman of the Board, or the Boards of Directors. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors, the Chairman of the Board or the President or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

     SECTION 7. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall be responsible for the performance of all duties incident to the office of Treasurer. The Treasurer such further powers and duties and shall be subject to such directions as may be granted or imposed upon him or her from time to time by the Board of Directors, the Chairman of the Board or the Chief Financial Officer. The Treasurer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors, the Chairman of the Board or the President or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

     SECTION 8. Corporate Secretary. The Corporate Secretary shall attend all meetings of the shareholders, the Board of Directors, and the Executive Committee and record their proceedings, unless a temporary secretary be appointed. When requested, the Corporate Secretary shall also act as secretary of the meetings of the other Committees of the Board. He or she shall give due notice as required of all meetings of the shareholders, Directors, Executive Committee and the other Committees of the Board. He or she shall keep or cause to be kept at a place or places required by law a record of the shareholders of the Corporation, giving the names and addresses of all shareholders and the number, class, and series of the shares held by each. He or she shall be custodian of the seal of the Corporation, and of all records, contracts, leases, and other papers and documents of the Corporation, unless otherwise directed by the Board of Directors, and shall perform such other duties as may be assigned to him or her by the Board of Directors or the Chairman of the Board. In case of the Secretary’s absence or incapacity, the Chairman of the Board may designate an Assistant Secretary or other appropriate officer to perform the duties of the Secretary.

     SECTION 9. Removal. Any officer elected, or agent appointed, by the Board of Directors may be removed by the Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chairman of the Board may be removed by him or her whenever, in his or her judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, his or her death, his or her resignation or his or her removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

     SECTION 10. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board of Directors or the Chairman of the Board for the unexpired portion of the term. Any vacancy in an office appointed by the Chairman of the Board because of death, resignation, or removal may be filled by the Chairman of the Board.

ARTICLE V

Depositaries

     The money and negotiable instruments of the Corporation shall be kept in such bank or banks as the Treasurer or Chief Financial Officer shall from time to time direct or approve. All checks and other instruments for the disbursement of funds shall be executed manually or by facsimile by such officers or agents of the Corporation as may be authorized by the Board of Directors.

ARTICLE VI

Seal

     The seal of the Corporation, of which there may be any number of counterparts, shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization and the words, “Corporate Seal Virginia.” The Board may also authorize to be used, as the seal of the Corporation, any facsimile thereof.

ARTICLE VII

Fiscal Year

     The fiscal year of the Corporation shall begin immediately after midnight of the last Friday of December, and shall end at midnight on the last Friday of December of each calendar year.

ARTICLE VIII

Amendments to Bylaws

     These Bylaws may be amended or repealed at any regular or special meeting of the Board of Directors by the vote of a majority of the Directors present. They may also be repealed or changed, and new Bylaws made, by the shareholders, provided notice of the proposal to take such action shall have been given in the notice of the meeting.

ARTICLE IX

Control Share Acquisitions

     Article 14.1 of the Virginia Stock Corporation Act (“Control Share Acquisitions”) shall not apply to acquisitions of shares of stock of the Corporation.

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Jacksonville, FL
December 8, 2004